UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2018

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) On May 15, 2018, Ashford Hospitality Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of March 29, 2018, the record date for the Annual Meeting, there were 98,153,889 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 85,883,957 shares, or approximately 87.5% of the eligible voting shares, were represented either in person or by proxy.

At the Annual Meeting, the stockholders voted on the following items:

1. Proposal 1 - To elect seven nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	60,020,202	5,998,407	19,865,348
Benjamin J. Ansell, M.D.	65,657,730	360,879	19,865,348
Amish Gupta	65,516,682	501,927	19,865,348
Kamal Jafarnia	62,098,373	3,920,236	19,865,348
Frederick J. Kleisner	65,620,558	398,051	19,865,348
Sheri L. Pantermuehl	65,638,726	379,883	19,865,348
Alan L. Tallis	61,801,640	4,216,969	19,865,348

2. Proposal 2 - To obtain advisory approval of the Company’s executive compensation. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
52,158,698	13,676,154	183,757	19,865,348

3. Proposal 3 - To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2018. This proposal was approved by the votes indicated below:

For	Against	Abstain
85,034,995	455,931	393,031

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2018

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DERIC S. EUBANKS
Deric S. Eubanks
Chief Financial Officer